Exhibit 99.(a)(1)(G)

NOTICE OF INSTRUCTIONS

(OPTIONS)

(NOTE: To understand the offer fully and for a more complete description of the terms and conditions of the Offer, you should carefully read the entire Offer to Purchase, the related Letter of Transmittal and the attached Letter to Optionees. THIS FORM SHOULD BE USED ONLY BY HOLDERS OF VESTED STOCK OPTIONS WHO DESIRE TO EXERCISE SUCH OPTIONS TO THE EXTENT THE UNDERLYING SHARES ARE ACCEPTED IN THE OFFER AND TENDER THE RESULTING OPTION SHARES TO ENGELHARD IN THE OFFER.)

I acknowledge receipt of the Offer to Purchase dated May 5, 2006 (the “Offer to Purchase”) and the related Letter of Transmittal and Letter to Optionees with respect to an offer by Engelhard Corporation, a Delaware corporation (“Engelhard” or the “Company”), to purchase for cash up to 26,000,000 shares of its common stock, par value $1.00 per share (the “Shares”), including the associated Series A Junior Preferred Stock Purchase Rights (the “Rights”) issued under the Rights Agreement, dated as of October 1, 1998, between Engelhard and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 5, 2006, and in the related Letter of Transmittal, as they may be amended and supplemented from time to time (collectively, the “Offer”). Engelhard is inviting its stockholders to tender their Shares at $45.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer. The number of Shares that Engelhard is offering to purchase includes Option Shares (as defined herein). Unless otherwise noted, the term “Shares” includes Option Shares.

1.	This notice instructs you to exercise the options and to tender, at the $45.00 per Share purchase price set forth in the Offer to Purchase and related Letter of Transmittal, the Option Shares that I am entitled to receive upon exercise, as instructed above, pursuant to the terms and conditions set forth in the Offer to Purchase you have furnished to me. By signing this Notice of Instructions (Options) I hereby agree that if any Option Shares are validly tendered and accepted, the options pursuant to which such Option Shares are acquired will be deemed exercised and I will receive a cash payment equal to (i) the number of Option Shares that are accepted for purchase, times (ii) the $45.00 per Share purchase price less the exercise price of the options exercised and the applicable tax withholding, and further agree to be bound by the terms and conditions set forth herein and in the Offer to Purchase.

2.	I understand and acknowledge that any portion of options with respect to Option Shares that are purchased in the Offer will be deemed exercised and the exercised portion of the option will be cancelled. I understand and acknowledge that any portion of the options with respect to Option Shares not purchased in the Offer will be deemed not to have been exercised, and will continue to be governed by such option’s existing terms and conditions.

3.	Your exercise of the options and the tender of the resulting Option Shares pursuant to the Offer to Purchase may be withdrawn at any time prior to 5:00 PM, New York City time, on June 5, 2006, unless the Offer is extended. After that, only if Option Shares are not accepted for payment by Engelhard as provided in the Offer to Purchase will the option remain outstanding. You must submit a written, transmission notice of withdrawal so that it is received by Merrill Lynch & Co. at the address indicated above before 5:00 PM, New York City time, on June 5, 2006 unless the Offer is extended. Any such notice of withdrawal must specify your name, social security number, the number of Option Shares that you wish to withdraw from the Offer and to which option grant the withdrawal relates. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by Engelhard, in its sole discretion, which determination will be final and binding on all parties. None of Engelhard, the dealer managers, the information agent, the depositary or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice. Any options properly withdrawn will thereafter be deemed not to have been exercised or the resulting Option Shares tendered for purposes of the Offer to Purchase. However, option exercises which have been withdrawn may be rescinded and Option Shares retendered by again properly following the procedures for option exercises and the tendering of resulting Option Shares.

GENERAL TERMS AND CONDITIONS OF THE OFFER APPLICABLE TO OPTION SHARE TENDERS: NOTE: THE FOLLOWING TERMS AND CONDITIONS ARE IN ADDITION TO, AND SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY, THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL.

1.	The undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or Engelhard to be necessary or desirable to exercise the options and complete the sale, assignment and transfer of the Option Shares tendered hereby and understands and agrees with all of the terms of the Offer to Purchase.

2.	The undersigned understands that tenders of Option Shares pursuant to the procedures described in Section 3 of the Offer to Purchase and in the related Letter of Transmittal and this Notice of Instructions (Options) will constitute an agreement between the undersigned and Engelhard upon the terms and subject to the conditions of the Offer.

3.	All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

4.	Engelhard will pay any stock transfer taxes with respect to the sale and transfer of any Option Shares to it or its order pursuant to the Offer to Purchase. The undersigned understands that (a) the purchase price will be paid to the undersigned (the holder CANNOT elect to have the purchase price paid to another person); and (b) the undersigned will be responsible for paying any federal, state, local and non-U.S. income and employment taxes imposed with respect to the sale of the Option Shares by the undersigned pursuant to the Offer (a portion of which will be withheld as described in Instruction 5 below).

5.	Under U.S. federal tax laws, Engelhard will be required to withhold income and employment taxes from the amount of any compensation income realized by option holders who are current or former employees of Engelhard as a result of selling Option Shares pursuant to the Offer.

6.	All questions as to the number of Option Shares accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Option Shares will be determined by Engelhard in its sole discretion, which determination shall be final and binding on all parties. Engelhard reserves the absolute right to reject any or all exercises of options and tenders of Option Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of Engelhard’s counsel, be unlawful. Engelhard also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Option Shares, and Engelhard’s interpretation of the terms of the Offer to Purchase (including this Notice of Instructions (Options)) will be final and binding on all parties. No tender of Option Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Engelhard shall determine. None of Engelhard, the depositary, the dealer managers, the information agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice. Neither will Engelhard be liable for any failure to waive any defect or irregularity in any tender of Option Shares.

7.	If this Notice of Instructions (Options) is signed by a trustee, executor, administrator, guardian, attorney- in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to Engelhard of the authority of such person so to act must be submitted to Merrill Lynch & Co.

8.	Questions and requests for assistance or additional copies of the Offer to Purchase and related Letter of Transmittal, the Letter to Optionees and this Notice of Instructions (Options) should be directed to MacKenzie Partners, Inc. at (800) 322-2885.

THIS NOTICE OF INSTRUCTIONS FORM MUST BE RECEIVED BY MERRILL LYNCH & CO. BY FAX OR AT THE ADDRESS BELOW BEFORE 5:00 PM, NEW YORK CITY TIME, ON JUNE 5, 2006, UNLESS THE OFFER IS EXTENDED. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

TO:	MERRILL LYNCH & CO.
1400 Merrill Lynch Dr.
MSC 04-03 SOP
Pennington, NJ 08534
Fax: (609) 274-0367

NOTE: DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR INDIVIDUAL OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

NAME, ADDRESS AND (SOCIAL SECURITY NUMBER) OF OPTION HOLDER

Plan ID: XOP1112

Name:

Address:

Social Security Number:

ML ACCT #:

1.	I hereby exercise vested options for the number of Shares set forth herein (“Option Shares”). My exercise of options hereunder is subject to the condition that any options for Option Shares tendered but not purchased by Engelhard because of proration or otherwise, shall be deemed not to have been exercised.

2.	I hereby elect as follows with respect to my options:

(CHOOSE ONLY ONE)

[ ]	By checking this box I agree to tender all vested options. I also agree that, unless specified below, options tendered will be exercised starting with the lowest exercise price until my allotment has been filled (prorated amount as determined by Mellon Investor Services).

[ ]	By checking this box I agree to choose the number of vested options to be tendered. I also agree that, unless specified below, options tendered will be exercised starting with the lowest exercise price until my allotment has been filled (prorated amount as determined by Mellon Investor Services).

NOTE: If none of the boxes is checked and the form is otherwise properly completed, signed and returned to Merrill Lynch & Co., Option Shares underlying all of your vested options will be tendered.

		Priority of			Priority of
		exercise			exercise
		(please number			(please number
	Number of	1, 2, 3, etc). Use		Number	1, 2, 3, etc). Use
	options	each number		of options	each number
Grant Date	tendered*	only once	Grant Date	tendered*	only once

12/19/1996			02/13/02

2/6/1997			09/30/02

12/18/97			12/12/02

02/05/98			02/06/03

04/02/98			04/07/03

05/07/98			12/11/03

12/17/98			02/11/04

02/11/99			08/02/04

12/16/99			12/09/04

02/03/00			02/03/00

12/14/00			08/05/05

02/01/01			08/15/05

12/13/01			11/01/05

01/07/02			12/07/05

12/08/05

* Do not complete this column of you are tendering all vested options.

NOTE: If you do not designate the order in which you wish to have your options exercised, your vested options will be exercised starting with the options with the lowest exercise price. The full number of shares underlying any option grant tendered (even if fewer than all options in that particular grant are tendered) will be restricted from exercise until such time following the Expiration Date as Engelhard shall have determined the proration factor, which could take at least five business days, and shall have updated each option holder’s account, which may require that the account be frozen for up to ten additional business days following the determination of the proration factor.

SIGNATURE OF OPTION HOLDER

Name
(PLEASE PRINT)

If signed by other than option holder, capacity (full title)

Address (if different from that shown on the cover page)

Daytime Telephone Number

Dated

(Must be signed by option holder exactly as name appears on option(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 7.)